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                                                                    EXHIBIT 10.3

                                    EXHIBIT D

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS OTHERWISE SET FORTH HEREIN AND UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

SEPTEMBER 30, 2005                                                   $15,000,000

                            IMARX THERAPEUTICS, INC.

                             SECURED PROMISSORY NOTE

     ImaRx Therapeutics, Inc., a Delaware corporation (the "COMPANY"), for value received, promises to pay to Abbot Laboratories, an Illinois corporation ("HOLDER"), the principal sum of $15,000,000, subject to adjustment from time to time (as adjusted from time to time, the "PRINCIPAL AMOUNT") in accordance with the terms of this Note and that certain Asset Purchase Agreement dated as of September 30, 2005, by and among the Company and Holder (the "ASSET PURCHASE AGREEMENT"). Capitalized terms not defined herein shall have the meanings given such terms in the Asset Purchase Agreement.

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, to which Holder, by the acceptance of this Note, agrees:

     1. Principal Amount and Interest; Payment; Prepayment.

          (a) Principal Amount and Interest. Simple interest shall accrue on the unpaid Principal Amount at the annual rate of six percent (6.0%) per annum ("INTEREST"), measured from the date set forth above. Interest will be computed on the basis of a 365-day year. The Company will pay $15,000,000 on or before December 31, 2006 (the "PAYMENT DATE") plus all accrued but unpaid Interest through such date. Notwithstanding the foregoing, if an Event of Default (as defined below) occurs, then, at the option of Holder, upon 30 days prior written notice of default given to the Company, the unpaid Principal Amount (as it may have been adjusted pursuant to the provisions hereof) and all accrued and unpaid Interest thereon shall be immediately due, payable and collectible by Holder.

          (b) Prepayment. The Company may at any time prepay in whole or in part the Principal Amount and any accrued and unpaid Interest without penalty.

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          (c) Withholding. Holder acknowledges that the Company may be required by law to withhold on payments of Interest and hereby authorizes the Company to withhold as required by law.

          (d) Payments. All payments made hereunder shall be applied first to accrued Interest, and thereafter to the Principal Amount. Principal and Interest and all other amounts due hereunder (collectively, the "OBLIGATIONS") are to be paid in lawful money of the United States of America in federal or other immediately available funds.

     2. Security Interest. Pursuant to the terms of the Security Agreement attached as an exhibit to the Asset Purchase Agreement (the "SECURITY AGREEMENT"), the Company has granted a security interest to Holder in all of the Collateral (as defined in the Security Agreement) to secure the payment of the Obligations.

     3. Transfer of Note; Restrictions on Transfer. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned in whole or in part by the Company or Holder without the prior written consent of the other party, which consent may not be unreasonably withheld. In addition, this Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. A new Note for like Principal Amount and Interest will be issued to, and registered in the name of, the transferee. Interest and Principal Amount are payable only to the registered holder of the Note.

     4. Events of Default. The term "EVENT OF DEFAULT" as used in this Note means any of the following events:

          (a) Any breach by the Company of the obligation to pay any amount payable hereunder within thirty (30) days after the date that it is due and payable;

          (b) The Company is served with a petition for relief under 11 U.S.C.
Section 101 et seq. or any similar federal or state statute, or an action is commenced to appoint a receiver or trustee for all or substantially all of the Company's property, and the Company fails to cause such proceeding to be dismissed within ninety (90) days after it is instituted against the Company;

          (c) The Company files any petition for relief under 11 U.S.C. Section 101 et seq., or any similar federal or state statute, the Company makes a general assignment of its assets for the benefit of its creditors, or the Company consents to the appointment of a receiver or trustee for all or substantially all of the Company's property;

          (d) The liquidation, dissolution or winding up of the Company prior to the payment in full of all Obligations hereunder;


                                       -2-

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          (e) The breach by the Company of any representation, warranty, covenant or agreement in the Asset Purchase Agreement or any of the Other Agreements (as defined in the Asset Purchase Agreement) beyond any applicable cure period;

          (f) The entry of any judgment or order against the Company that could reasonably be expected to have a material adverse effect on the Company's business and which remains unsatisfied or undischarged and in effect for thirty
(30) days after such entry without a stay of enforcement or execution; or

          (g) The placement of any security interest or other lien or encumbrance upon the Collateral which is not removed within fifteen (15) days following notice from Holder.

     5. Effect of Event of Default.

          (a) If an Event of Default described in Section 4 hereof shall occur, in addition to taking any other action permitted by law, the Holder may, at its sole option, by written notice to the Company, declare the Obligations hereunder immediately due and payable, without presentment, demand, protest or further notice of any kind. The Holder may also exercise any or all of the rights and remedies available to a secured creditor under the Uniform Commercial Code of the applicable jurisdiction, as the same may be amended from time to time, including without limiting the foregoing, the right to take possession of the Collateral.

          (b) If, following the repossession of the Collateral pursuant to the Security Agreement, (i) the Collateral has been preserved and maintained in good working condition and been protected against spoilage, deterioration and any other wasting and (ii) Holder regains clear title to and possession of the Collateral, then the Company shall thereafter have an exclusive option (the "OPTION") to obtain an exclusive license to commercialize the intellectual property rights included in the Purchased Assets for use in connection with Thrombolytic Therapy Products that utilize nano/micro-bubble technology (the "LICENSE") for a period commencing on the date of such repossession and ending on the tenth anniversary of such date (the "Option Period"). The Company may exercise such option at any time during the Option Period by giving written notice to the Company, in which event the parties shall negotiate in good faith the terms of the License. In the event that the parties are unable to agree upon the terms and conditions of the License within sixty (60) days following the date of Holder's notice described in Section 5(a), then the Company may submit the determination of such terms to arbitration pursuant to the dispute resolution provisions of the Asset Purchase Agreement. Holder shall not, during the Option Period, engage in any activity within the scope of the rights which would be covered by the License, or grant any third party any rights which would be within the scope of the License. The provisions in this Section 5 shall survive termination due to an Event of Default of this Note.


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     6. Nonrecourse. This Note is a nonrecourse promissory note. Upon any default, except as set forth in this Section 6, Holder's sole recourse with respect to the Obligations under this Note shall be to the Collateral. Holder shall have no right to recover from the Company personally or from any of the Company's assets other than the Collateral any deficiency with respect to the Obligations under this Note. The foregoing limitation shall not be interpreted or construed to limit the ability of Holder to seek monetary damages from the Company with respect to any breach of any covenant under the Security Agreement to maintain the condition of the Collateral.

     7. Miscellaneous.

          (a) Remedies. The Company hereby waives notice, presentment, protest and notice of dishonor.

          (b) Holder as Owner. The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

          (c) No Shareholder or Ownership Rights. This Note shall not entitle Holder to any voting rights or any other rights as a shareholder or owner of the Company or to any other rights except the rights stated herein.

          (d) Shareholders, Affiliates, Officers and Directors Not Liable. In no event shall any shareholder, affiliate, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

          (e) Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission; (c) one (1) business day after delivery to the overnight service; or (d) four (4) business days after being mailed, with proper postage and documentation, for first-class registered or certified mail, prepaid.

     Notices shall be addressed as follows:

     If to the Company, to: ImaRx Therapeutics
                            1635 East 18th Street
                            Tucson, AZ 85719
                            Attn: __________________________
                            Facsimile Number: ___________________


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     with copies to:        DLA Piper Rudnick Gray Cary LLP
                            701 Fifth Avenue
                            Suite 7000
                            Seattle, WA 98104
                            Attn: Jeffrey E. Harmes
                                  John M. Steel
                            Facsimile Number: 206-839-4801

     If to Holder, to:      Abbott Laboratories
                            100 Abbott Park Road
                            Building AP6D, Department 364
                            Abbott Park, Illinois 60064-6020
                            Attn: General Counsel
                            Facsimile Number: (847) 938-6277

     with copies to:        Kirkland & Ellis LLP
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                            Attn: R. Scott Falk, P.C.
                                  Stacey Tobin Kern
                            Facsimile Number: (312) 861-2200

provided, however, at the time of mailing or within three business days thereafter there is or occurs a labor dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any communication, notice or consent provided for herein shall be given in person or by means of telex, facsimile or other means of wire transmission or by overnight courier, and further provided that if any party shall have designated a different address by notice to the others, then to the last address so designated.

          (f) Amendments and Waivers. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holder. Any amendment or waiver shall be binding on each future Holder and the Company.

          (g) Governing Law; Arbitration. This Note shall be subject to the provisions of Section 12.9 and 12.10 of the Asset Purchase Agreement.

          (h) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and assigns of the parties.


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          (i) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            [The remainder of this page is intentionally left blank.]


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     IN WITNESS WHEREOF, the Company has caused this Secured Promissory Note to be issued as of the date first written above.

                                        IMARX THERAPEUTICS, INC.


                                        By: /s/ Evan Unger
                                            ------------------------------------
                                        Name: Evan Unger
                                        Its: President and CEO


AGREED AND ACCEPTED:

ABBOTT LABORATORIES ("HOLDER")


By: /s/ Sean Murphy
    ---------------------------------
Name: Sean E. Murphy
Its: Vice President, Global Licensing
     /New Business Development